Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES FIRST QUARTER
2018 RESULTS

TULSA, OK — (BUSINESS WIRE) — May 9, 2018 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) today announced its first quarter 2018 operational and financial results.

First Quarter 2018 Highlights and Recent Key Items

•                  Implemented market-focused strategy aimed at reducing costs, generating substantial free cash flow, improving liquidity and focusing activity to maximize optionality

•                  Announced strategic sale of the Company’s Anadarko Basin producing properties for $58.0 million, subject to standard closing and post-closing adjustments

•                  Remain open to a combination with SandRidge Energy, Inc. (“SandRidge”) in an at-market, all-stock transaction with meaningful potential cost-saving synergies from highly complementary assets

•                  Reported net income of $4.0 million, or $0.15 per share, which includes the impact of a $3.8 million non-cash loss on commodity derivative contracts

•                  Generated Adjusted EBITDA of $29.7 million, excluding advisory fees and costs incurred for strategic reviews

•                  Achieved total Company production of 19,235 barrels of oil equivalent per day (BOEPD), with Mississippian Lime production of 15,518 BOEPD and Anadarko Basin production of 3,717 BOEPD

•                  Grew Mississippian Lime production to approximately 18,000 BOEPD in May 2018 through highly economic well workover program

•                  Completed workforce reduction in January 2018 to better align general and administrative costs (G&A) with current activity; expected to reduce adjusted cash G&A expense by $3 million to $5 million annually (excluding one-time severance costs)

•                  Executed $50 million pay-down to reserve-based lending (RBL) facility in March 2018; expected to reduce annualized interest expense by approximately $3 million

•                  Capturing over $3 million in annualized lease operating and workover expense savings identified during operations review

•                  Reaffirmed the Company’s borrowing base at $170 million, based solely on the Company’s Mississippian Lime assets

David Sambrooks, President and Chief Executive Officer, commented, “I am pleased with our first quarter operational and financial results as we performed at our budget expectation. Notably, we have executed on and are realizing tangible benefits from our market focused strategy of focusing our activity, reducing costs, generating free cash flow and improving liquidity for maximum optionality. Our work to-date has been concentrated on operating cost reductions and optimizing our base production, and I am extremely proud of the progress we have made in both of the areas. In particular, our ability to grow Miss Lime production to 18,000 BOEPD in May 2018 through our highly successfully workover campaign. Furthermore, rising commodity prices, coupled with our ongoing completion design optimization efforts and overall well cost reductions, provides a solid foundation to realize enhanced drilling and completion returns moving forward.

Mr. Sambrooks continued, “We believe there is a strategic advantage to consolidations, like the one we remain open to with SandRidge. With a strong and clean balance sheet, we will be actively pursuing opportunities that drive value to our shareholders and further strengthen Midstates financially and operationally. We are very excited about the future for Midstates.”

(Adjusted EBITDA, Adjusted Cash Operating Expenses, and Adjusted Cash General and Administrative Expenses are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” in the tables below.)

Operational Update

Mississippian Lime Update

Key Highlights:

•                  Produced an average of 15,518 BOEPD in the first quarter of 2018, of which 29% was oil, 24% NGLs, and 47% natural gas

•                  Grew Mississippian Lime production to approximately 18,000 BOEPD in May 2018 through highly economic well workover program

•                  Currently running 10 workover rigs in the field executing the Company’s base production optimization program with an average payback period of less than 3 months per workover

•                  Spud 4 wells and placed 6 wells online during the first quarter of 2018

During the first quarter of 2018, the Company continued exploring options to maximize individual well performance and tested the application of high-intensity completions within the basin.  This resulted in increased average well cost for its trial wells to $5.0 million per well.  Production results from this pilot program are currently being evaluated and the cost benefit analysis is being performed. The Company’s completion design optimization program is expected to continue throughout the second quarter of 2018, with the testing of more focused, lower cost completions.

The Company plans to continue its one-rig drilling program in the Mississippian Lime through the second quarter of 2018 with the goal of minimizing drilling and completion costs to enhance economics. Additionally, Midstates is currently drilling its first of two planned extended lateral wells in the basin and expects to have initial production results in by the middle of the third quarter.

Further, as part of the Company’s base production optimization program, Midstates had 10 workover rigs operating in the field at the end of the first quarter of 2018 and intends to run the same amount of workover rigs through most of the second quarter, tapering the rig count as production downtime is successfully minimized.  During the first quarter of 2018, the Company brought 87 wells back online. Midstates anticipates 80 to 100 capital and expense workovers will occur in the second quarter of 2018.

During the first quarter of 2018, the Company brought online one additional non-Arbuckle saltwater disposal injection well in Alfalfa County, Oklahoma.  The Company is currently operating 11 non-Arbuckle injection wells in Woods and Alfalfa Counties, Oklahoma, with a total permitted injection capacity of approximately 240,000 barrels of water per day.  The Company’s total permitted injection capacity in Woods and Alfalfa Counties, Oklahoma, which may differ from actual injection capacity due to operational constraints, is approximately 372,000 barrels of water per day, with a current disposal rate into all formations of approximately 180,000 barrels of water per day. Approximately 40% of the Company’s water injection is currently being injected into non-Arbuckle formations.

Anadarko Basin Update

On April 4, 2018, Midstates announced it executed a purchase and sale agreement for of its Anadarko Basin producing properties for $58 million, subject to standard closing and post-closing adjustments. These properties had year-end 2017 proved developed PV-10 at SEC pricing of approximately $53 million. Proceeds from the sale will be used to pay down a portion of the outstanding borrowings under the Company’s revolving credit facility and for general corporate purposes.

The Company will retain its undeveloped acreage in approximately 45 sections of NW STACK in Dewey County, Oklahoma.

Midstates’ Anadarko Basin assets averaged production of 3,717 BOEPD in the first quarter of 2018, of which 32% was oil, 29% NGLs, and 39% natural gas.

Production and Pricing

Production during the first quarter of 2018 totaled 19,235 BOEPD, compared with 21,217 BOEPD during the fourth quarter of 2017. Production from the Company’s Mississippian Lime properties contributed approximately 81%, or 15,518 BOEPD, and the Anadarko Basin properties contributed approximately 19%, or 3,717 BOEPD.  For the total Company, oil volumes comprised 30% of total production, natural gas liquids (NGLs) 24%, and natural gas 46% during the first quarter of 2018.   Midstates’ first quarter 2018 Mississippian Lime properties declined approximately 10% from the fourth quarter primarily due to weather related downtime and planned deferral of new well completions during the fourth quarter of 2017 associated with the Company’s completion optimization pilot program.

On January 1, 2018, Midstates adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). As a result, gathering and transportation and a portion of lease operating expenses are now being presented net against oil, NGLs and natural gas revenues.

Total oil, natural gas and NGL revenues in the first quarter of 2018 were $51.8 million, before the impact of derivatives and including $3.0 million of gathering and transportation expense, compared to $57.5 million in the fourth quarter of 2017, which excludes $3.5 million of gathering and transportation expense. The net loss on derivatives for the first quarter of 2018 was $3.9 million, compared with a $5.1 million loss during the fourth quarter of 2017.

The following table sets forth information regarding average realized sales prices for the periods indicated:

	Crude Oil		NGLs		Natural Gas
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2018	December 31, 2017	March 31, 2018	December 31, 2017
Average sales price exclusive of realized derivatives and certain deductions from revenue	$62.43	$54.43	$26.11	$27.42	$2.41	$2.44
Realized derivatives	(2.84)	(0.94)	—	—	0.28	0.23
Average sales price with realized derivatives exclusive of certain deductions from revenue	$59.59	$53.49	$26.11	$27.42	$2.69	$2.67
Certain deductions from revenue (1)	(0.02)		(0.07)		(0.65)
Average sales price inclusive of realized derivatives and certain deductions from revenue (1)	$59.57		$26.04		$2.04

(1)                                     Average realized prices for the three months ended December 31, 2017 were based upon revenues as presented under ASC 605.  As a result, the appropriate realized price for comparison purposes with March 31, 2018 is the average sale price exclusive of realized derivatives and certain deductions from revenue. See Note 3 to the financial statements included in “Part I. Financial Information — Item 1. Financial Statements” of the Company’s Form 10-Q for further details.

Hedging Update

To reduce downside commodity price risk and protect cash flow, Midstates has entered into a number of swaps and 3-way collars to hedge a portion of the Company’s oil and natural gas revenues through 2020. A summary of the Company’s hedges is included in the below table.

	NYMEX WTI
	Fixed Swaps		Three-Way Collars
	Hedge Position (Bbls)	Weighted Avg Strike Price	Hedge Position (Bbls)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub-Floor Price
Quarter Ended:
March 31, 2018(1)	99,000	$50.61	225,000	$62.14	$50.00	$40.00
June 30, 2018(1)	154,750	$51.97	182,000	$60.65	$50.00	$40.00
September 30, 2018(1)	151,800	$55.23	184,000	$59.93	$50.00	$40.00
December 31, 2018(1)	289,800	$57.79	46,000	$56.70	$50.00	$40.00
March 31, 2019(1)	—	$—	180,000	$63.14	$53.75	$43.75
June 30, 2019(1)	—	$—	182,000	$63.14	$53.75	$43.75
September 30, 2019(1)	—	$—	184,000	$63.14	$53.75	$43.75
December 31, 2019(1)	—	$—	184,000	$63.14	$53.75	$43.75
March 31, 2020(1)	—	$—	91,000	$65.75	$50.00	$40.00
June 30, 2020(1)	—	$—	91,000	$65.75	$50.00	$40.00
September 30, 2020(1)	—	$—	92,000	$65.75	$50.00	$40.00
December 31, 2020(1)	—	$—	92,000	$65.75	$50.00	$40.00

	NYMEX HENRY HUB
	Fixed Swaps		Three-Way Collars
	Hedge Position (MMBtu)	Weighted Avg Strike Price	Hedge Position (MMBtu)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub-Floor Price
Quarter Ended:
March 31, 2018(1)(2)	1,350,000	$3.47	1,530,000	$4.38	$3.25	$2.50
June 30, 2018(1)	915,000	$2.79	1,365,000	$3.40	$3.00	$2.50
September 30, 2018(1)	1,380,000	$2.79	1,380,000	$3.40	$3.00	$2.50
December 31, 2018(1)	1,380,000	$2.91	1,380,000	$3.40	$3.00	$2.50
March 31, 2019(1)	1,350,000	$2.98	1,350,000	$3.40	$3.00	$2.50

(1)          Positions shown represent open commodity derivative contract positions as of March 31, 2018.

(2)          During the second quarter of 2017, the Company entered into natural gas three-way collars with long call ceilings in order to offset its Q1 2018 natural gas fixed swaps.

Costs and Expenses

Adjusted Cash Operating Expenses (which excludes debt restructuring and advisory fees, as well as severance costs) for the first quarter of 2018 were $21.4 million, or $12.37 per Boe, compared with $24.9 million, or $12.77 per Boe, in the fourth quarter of 2017. The decrease in the first quarter of 2018 compared with the fourth quarter of 2017 was attributable to a reduction in gathering and transportation expense as a result of the implementation of ASU 2014-09.

Lease operating and workover expenses (LOE) totaled $14.8 million, or $8.56 per Boe, in the first quarter of 2018, compared with $15.2 million, or $7.80 per Boe, in the fourth quarter of 2017.  LOE per Boe for the first quarter of 2018 increased on a per Boe basis compared with the fourth quarter of 2017 primarily due to lower production and increased surface maintenance costs in the first quarter of 2018.

Severance and other taxes for the first quarter of 2018 were $2.9 million, or $1.65 per Boe (5.5% of oil, NGL and natural gas sales revenue), compared to $2.7 million, or $1.38 per Boe (4.7% of oil, NGL and natural gas sales revenue) in the fourth quarter of 2017.  In November 2017, new legislation was signed into law in Oklahoma that increased the 4% incentive tax rate to 7% effective with December 2017 production. Further, in March 2018, new legislation was signed into law in Oklahoma to further amend the gross production incentive tax rate for wells drilled beginning July 1, 2015 from 2.0% to 5.0% effective July 2018.

In January 2018, to better align G&A expense with current activity levels, Midstates completed a workforce reduction that will result in annualized adjusted cash G&A expense savings of $3 million to $5 million (excluding one-time severance costs).  G&A expenses for the first quarter of 2018 totaled $9.9 million, or $5.70 per Boe, compared to $6.3 million, or $3.20 per Boe, in the fourth quarter of 2017.  First quarter 2018 and fourth quarter 2017 general and administrative expenses included net non-cash share-based compensation expense of $2.2 million, or $1.28 per Boe, and $2.1 million, or $1.07 per Boe, respectively. Additionally, first quarter 2018 general and administrative expenses included severance costs of $1.6 million and strategic review related costs of $2.3 million. Adjusted cash general and administrative expenses, which excludes non-cash share-based compensation and certain non-recurring items, but includes capitalized general and administrative costs, totaled $4.4 million, or $2.52 per Boe for the first quarter of 2018, compared to $4.1 million, or $2.12 per Boe, in the fourth quarter of 2017.  First quarter 2018 adjusted cash general and administrative expenses increased compared to fourth quarter of 2017 primarily due to higher employee expenses in the first quarter of 2018.

Depreciation, depletion and amortization expense for the first quarter of 2018 totaled $15.2 million, or $8.79 per Boe, compared to $19.4 million, or $9.92 per Boe in the fourth quarter of 2017.

Interest expense totaled $1.8 million (net of amounts capitalized) for the first quarter of 2018, compared to $1.7 million in the fourth quarter of 2017.  The Company capitalized $0.1 million in interest to unproved properties in the first quarter of 2018, compared to 0.4 million in the fourth quarter of 2017.

The Company had an effective tax rate of 0% and did not record an income tax expense or benefit for both the first quarter of 2018 and the fourth quarter of 2017.

Capital Expenditures

In the first quarter of 2018, the Company invested $32.2 million of operating capital, predominantly devoted to the Mississippian Lime assets.

The following table provides operational capital spending by area as well as a reconciliation to total capital expenditures for the three months ended March 31, 2018 (in thousands):

For the Three Months Ended March 31, 2018
Drilling and completion activities	$30,754
Acquisition of acreage and seismic data	1,437
Operational capital expenditures incurred	$32,191
Capitalized G&A, office, ARO & other	1,220
Capitalized interest	77
Total capital expenditures incurred	$33,488

Operational capital expenditures by area were as follows:

For the Three Months Ended March 31, 2018
Mississippian Lime	$32,205
Anadarko Basin	(14)
Total operational capital expenditures incurred	$32,191

Balance Sheet and Liquidity

On March 31, 2018, the Company’s liquidity was approximately $98.4 million, consisting of cash and cash equivalents of $8.4 million and $90.0 million available under its credit facility. Midstates’ long-term debt was $78.1 million, resulting in net debt of approximately $69.7 million.

In early March 2018, the Company made a $50 million pay-down to the outstanding RBL balance with cash on hand.  This pay-down will reduce annualized interest expense by approximately $3 million.

On April 19, 2018, the Company’s borrowing base under its revolving credit facility was reaffirmed at $170 million.  The agreement with its bank group excludes the Company’s Anadarko Basin assets in Texas and Oklahoma from the redetermination of the borrowing base.  The next scheduled borrowing base redetermination will occur on or about October 1, 2018.

Full-Year 2018 Guidance

The Company updated the presentation of its 2018 full year guidance (excluding the Anadarko Basin producing properties) to provide production price differential guidance that includes costs incurred for gathering and transportation, which is consistent with its presentation of revenue after the adoption of ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”) as previously noted:

Operational CAPEX Guidance	$100 million - $120 million

Production Guidance (Boe/d)	16,000 – 18,000

Price Differential Guidance
Oil (per Bbl)	$0.70
NGL (realized % of WTI)	40%
Gas inclusive of G&T(1) (per MMBTU)	$1.35

Cost Guidance per Boe
Lease Operating Expenses(2)	$6.50 - $7.50
Severance & Other Taxes	$1.50 - $2.00
Adjusted G&A – Cash(3)	$2.50 - $3.25

(1)         Inclusive of Gathering & Transportation expenses that were previously represented separately under “Cost Guidance per BOE” at $1.75 - $2.25 per Boe

(2)         Includes expense workover

(3)         Adjusted G&A — Cash is a non-GAAP financial measure as it excludes from G&A non-cash compensation and other non-recurring items, but includes capitalized general and administrative costs.

Conference Call Information

The Company will host a conference call to discuss first quarter 2018 results on Thursday, May 10, at 8:30 a.m. Eastern time (7:30 a.m. Central time). Participants may join the conference call by dialing (877) 645-4610 (for U.S. and Canada) or (707) 595-2723 (International). The conference call access code is 5095846 for all participants. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.midstatespetroleum.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available for approximately 30 days and can be accessed by dialing (855) 859-2056 (for U.S. and Canada) or (404) 537-3406 (International). The conference call audio replay access code is 5095846 for all participants. The audio replay will also be available in the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact, including statements regarding the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, resource potential, drilling locations, prospects and plans and objectives of management, are considered forward-looking statements. Without limiting the generality of the foregoing, these statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, the Company gives no assurance that these plans, intentions or expectations will be achieved when anticipated or at all.  Moreover, such statements are subject to a number of factors, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These factors include, but are not limited to variations in the market demand for, and prices of, oil and natural gas; uncertainties about the Company’s estimated quantities of oil and natural gas reserves, resource potential and drilling locations; the adequacy of the Company’s capital resources and liquidity; general economic and business conditions; weather-related downtime; failure to realize expected value creation from property acquisitions; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; risks related to the concentration of the Company’s operations; drilling results; and potential financial losses or earnings reductions from the Company’s commodity derivative positions.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma and the Anadarko Basin in Texas and Oklahoma.

*********

Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com

MIDSTATES PETROLEUM COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share amounts)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,428	$68,498
Accounts receivable:
Oil and gas sales	30,467	32,455
Joint interest billing	3,691	3,297
Other	259	166
Commodity derivative contracts	—	762
Other current assets	3,124	1,510
Total current assets	45,969	106,688
PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of full-cost accounting
Proved properties	798,593	765,308
Unproved properties not being amortized	7,142	7,065
Other property and equipment	6,502	6,508
Less accumulated depreciation, depletion, amortization, and impairment	(219,590)	(204,419)
Net property and equipment	592,647	574,462
OTHER NONCURRENT ASSETS	7,006	6,978
TOTAL	$645,622	$688,128

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,652	$11,547
Accrued liabilities	45,533	42,842
Commodity derivative contracts	6,062	3,433
Total current liabilities	58,247	57,822
LONG-TERM LIABILITIES:
Asset retirement obligations	15,853	15,506
Commodity derivative contracts	950	562
Long-term debt	78,059	128,059
Other long-term liabilities	585	592
Total long-term liabilities	95,447	144,719

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding at March 31, 2018 and December 31, 2017	—	—
Warrants, 6,625,554 warrants outstanding at March 31, 2018 and December 31, 2017	37,329	37,329
Common stock, $0.01 par value, 250,000,000 shares authorized; 25,383,854 shares issued and 25,255,485 shares outstanding at March 31, 2018; 25,272,969 shares issued and 25,173,346 shares outstanding at December 31, 2017	254	253
Treasury stock	(2,062)	(1,603)
Additional paid-in-capital	527,550	524,755
Retained earnings (deficit)	(71,143)	(75,147)
Total stockholders’ equity	491,928	485,587
TOTAL	$645,622	$688,128

MIDSTATES PETROLEUM COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017	For the Three Months Ended December 31,2017
REVENUES(1):
Oil sales(1)	$32,414	$31,036	$31,586
Natural gas liquid sales(1)	11,038	11,194	12,532
Natural gas sales(1)	8,337	17,098	13,387
Other Revenue	1,055	822	947
Total revenue from contracts with customers	52,844	60,150	58,452
Gains (losses) on commodity derivative contracts—net	(3,939)	4,865	(5,108)
Total revenues	48,905	65,015	53,344
EXPENSES:
Lease operating and workover	14,808	15,852	15,223
Gathering and transportation(1)	57	3,687	3,480
Severance and other taxes	2,861	2,121	2,701
Asset retirement accretion	297	276	267
Depreciation, depletion, and amortization	15,213	15,342	19,361
Impairment in carrying value of oil and gas properties	—	—	125,300
General and administrative	9,857	8,275	6,250
Total expenses	43,093	45,553	172,582
OPERATING INCOME (LOSS)	5,812	19,462	(119,238)
OTHER INCOME (EXPENSE):
Interest income	19	—	9
Interest expense—net of amounts capitalized	(1,827)	(977)	(1,738)
Total other income (expense)	(1,808)	(977)	(1,729)
INCOME (LOSS) BEFORE TAXES	4,004	18,485	(120,967)
Income tax expense	—	—	—
NET INCOME (LOSS)	$4,004	$18,485	$(120,967)
Successor participating securities—non-vested restricted stock	(99)	(546)	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$3,905	$17,939	$(120,967)
Basic and diluted net income (loss) per share attributable to common shareholders	$0.15	$0.72	$(4.78)
Basic and diluted weighted average number of common shares outstanding	25,299	25,012	25,253

(1) On January 1, 2018, Midstates adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). As a result, $3.0 million of gathering and transportation and $0.1 million of lease operating expenses are now being net against oil, NGLs and natural gas revenues. See Note 3 to the financial statements included in “Part I. Financial Information — Item 1. Financial Statements” of the Company’s Form 10-Q for further details.

MIDSTATES PETROLEUM COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

(In thousands)

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Deficit	Total Stockholders’ Equity
Balance as of December 31, 2017	$—	$253	$37,329	$(1,603)	$524,755	$(75,147)	$485,587
Share-based compensation	—	1	—	—	2,795	—	2,796
Acquisition of treasury stock	—	—	—	(459)	—	—	(459)
Net income	—	—	—	—	—	4,004	4,004
Balance as of March 31, 2018	$—	$254	$37,329	$(2,062)	$527,550	$(71,143)	$491,928

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Earnings	Total Stockholders’ Equity
Balance as of December 31, 2016	$—	$250	$37,329	$—	$514,305	$9,930	$561,814
Share-based compensation	—	—	—	—	3,790	—	3,790
Acquisition of treasury stock	—	—	—	—	—	—	—
Net income	—	—	—	—	—	18,485	18,485
Balance as of March 31, 2017	$—	$250	$37,329	$—	$518,095	$28,415	$584,089

MIDSTATES PETROLEUM COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2018	2017	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,004	$18,485	$(120,967)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gains) losses on commodity derivative contracts—net	3,939	(4,865)	5,108
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	(160)	811	742
Asset retirement accretion	297	276	267
Depreciation, depletion, and amortization	15,213	15,342	19,361
Impairment in carrying value of oil and gas properties	—	—	125,300
Share-based compensation, net of amounts capitalized to oil and gas properties	2,210	3,337	2,094
Amortization of deferred financing costs	108	80	108
Change in operating assets and liabilities:
Accounts receivable—oil and gas sales	1,293	2,812	(2,163)
Accounts receivable—JIB and other	(663)	(842)	721
Other current and noncurrent assets	(1,750)	(656)	381
Accounts payable	(1,467)	1,279	1,569
Accrued liabilities	(869)	(3,649)	(1,592)
Other	(8)	(37)	(644)
Net cash provided by operating activities	$22,147	$32,373	$30,285
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	$(31,758)	$(26,108)	$(37,358)
Proceeds from the sale of oil and gas equipment	—	1,350	—
Net cash used in investing activities	$(31,758)	$(24,758)	$(37,358)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of revolving credit facility	$(50,000)	$—	$—
Repurchase of restricted stock for tax withholdings	(459)	—	(977)
Net cash used in financing activities	$(50,459)	$—	$(977)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(60,070)	$7,615	$(8,050)
Cash and cash equivalents, beginning of period	$68,498	$76,838	$76,548
Cash and cash equivalents, end of period	$8,428	$84,453	$68,498

MIDSTATES PETROLEUM COMPANY, INC.

SELECTED FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2018	2017	2017
Operating Data — Mississippian Lime:
Net production volumes:
Oil (Bbls/day)	4,564	5,605	4,960
NGLs (Bbls/day)	3,644	4,588	3,903
Natural gas (Mcf/day)	43,857	56,075	50,787
Total oil equivalents (MBoe)	1,397	1,759	1,594
Average daily production (Boe/day)	15,518	19,539	17,327
Operating Data — Anadarko Basin:
Net production volumes:
Oil (Bbls/day)	1,207	1,364	1,347
NGLs (Bbls/day)	1,065	1,093	1,065
Natural gas (Mcf/day)	8,671	9,394	8,867
Total oil equivalents (MBoe)	334	362	358
Average daily production (Boe/day)	3,717	4,023	3,890
Operating Data - Combined:
Net production volumes:
Oil (Bbls/day)	5,771	6,969	6,307
NGLs (Bbls/day)	4,709	5,681	4,968
Natural gas (Mcf/day)	52,528	65,469	59,654
Total oil equivalents (MBoe)	1,731	2,121	1,952
Average daily production (Boe/day)	19,235	23,562	21,217
Average Sales Prices:
Oil, without realized derivatives (per Bbl)(1)	$62.41	$49.48	$54.43
Oil, with realized derivatives (per Bbl)	$59.57	$50.26	$53.49
Oil, without realized derivatives and gathering and transportation (per Bbl)	$62.43	$49.48	$54.43
Natural gas liquids, without realized derivatives (per Bbl)(1)	$26.04	$21.89	$27.42
Natural gas liquids, with realized derivatives (per Bbl)	$26.04	$21.89	$27.42
Natural gas liquids, without realized derivatives and gathering and transportation (per Bbl)	$26.11	$21.89	$27.42
Natural gas, without realized derivatives (per Mcf)(1)	$1.76	$2.90	$2.44
Natural gas, with realized derivatives (per Mcf)	$2.04	$2.96	$2.67
Natural gas, without realized derivatives and gathering and transportation (per Mcf)	$2.41	$2.90	$2.44
Costs and Expenses (per Boe of production):
Lease operating and workover(1)	$8.56	$7.47	$7.80
Gathering and transportation(1)	$0.03	$1.74	$1.78
Severance and other taxes	$1.65	$1.00	$1.38
Asset retirement accretion	$0.17	$0.13	$0.14
Depreciation, depletion and amortization	$8.79	$7.23	$9.92
Impairment of oil and gas properties	—	—	$64.19
General and administrative	$5.70	$3.90	$3.20
Acquisition and transaction costs	—	—	—
Debt restructuring costs and advisory fees	—	—	—
Other	—	—	—

(1)  On January 1, 2018, Midstates adopted ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). As a result, $3.0 million of gathering and transportation and $0.1 million of lease operating expenses are now being net against oil, NGLs and natural gas revenues. See Note 3 to the financial statements included in “Part I. Financial Information — Item 1. Financial Statements” of the Company’s Form 10-Q for further details.

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED EBITDA

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2018	2017	2017
Adjusted EBITDA to net income (loss) reconciliation:
Net income (loss)	$4,004	$18,485	$(120,967)
Depreciation, depletion and amortization	15,213	15,342	19,361
Impairment in carrying value of oil and gas properties	—	—	125,300
Losses (gains) on commodity derivative contracts—net	3,939	(4,865)	5,108
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	(160)	811	742
Income tax expense	—	—	—
Interest income	(19)	—	(9)
Interest expense, net of amounts capitalized	1,827	977	1,738
Asset retirement obligation accretion	297	276	267
Share-based compensation, net of amounts capitalized	2,210	3,337	2,094
Adjusted EBITDA — Non-GAAP	$27,311	$34,363	$33,634
Lagging fees associated with restructuring	37	557	300
Costs incurred for strategic reviews	2,321	—	—
Adjusted EBITDA before restructuring advisory fees and costs incurred for strategic reviews — Non-GAAP	$29,669	$34,920	$33,934

MIDSTATES PETROLEUM COMPANY, INC.

CASH OPERATING EXPENSES

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2018	2017	2017

Operating Expenses — GAAP	$43,093	$45,553	$172,582
Adjustments for certain non-cash items:
Asset retirement accretion	297	276	267
Share-based compensation, net of amounts capitalized	2,210	3,337	2,094
Depreciation, depletion and amortization	15,213	15,342	19,360
Impairment of oil and gas properties	—	—	125,300
Other	—	—	—
Cash Operating Expenses — Non-GAAP	$25,373	$26,598	$25,561
Cash Operating Expenses — Non-GAAP per Boe	$14.66	$12.55	$13.09

Lagging fees associated with restructuring	$37	$557	$300
Lagging fees associated with restructuring, per Boe	$0.02	$0.26	$0.15

Severance costs	$1,596	$—	$331
Severance costs, per Boe	$0.92	$—	$0.17

Costs incurred for strategic reviews	$2,321	$—	$—
Costs incurred for strategic reviews, per Boe	$1.34	$—	$—

Adjusted Cash Operating Expenses — Non-GAAP	$21,419	$26,041	$24,930
Adjusted Cash Operating Expenses — Non-GAAP per Boe	$12.37	$12.28	$12.77

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED CASH GENERAL AND ADMINISTRATIVE EXPENSES

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2018	2017	2017

General and Administrative Expenses — GAAP	$9,857	$8,275	$6,250
Adjustments for certain non-cash and non-recurring items:
Share-based compensation, net of amounts capitalized	(2,210)	(3,337)	(2,094)
Capitalized general and administrative expenses	663	873	606
Severance and other costs	(1,596)	—	(331)
Advisory costs included in general and administrative expenses	(37)	(557)	(300)
Costs incurred for strategic reviews	(2,321)	—	—
Adjusted Cash General and Administrative Expenses — Non-GAAP	$4,356	$5,254	$4,131
Adjusted Cash General and Administrative Expenses — Non-GAAP per Boe	$2.52	$2.48	$2.12